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                                                                    EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated February 21, 2003 except for Note 11 as to which date is March 7, 2003, relating to the consolidated financial statements of VCG Holding Corp. as of December 31, 2002 and for the year then ended which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Denver, Colorado                                      CAUSEY DEMGEN & MOORE INC.
April 21, 2003